As filed with the Securities and Exchange Commission on July 29, 2008
Registration No. 333-73484

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Northrop Grumman Corporation
(Exact Name of Registrant as Specified in Its Charter)

1840 Century Park East
Los Angeles, California 90067
Delaware	(310) 553-6262	95-4840775
(State or Other Jurisdiction of	(Address, Including Zip Code, and Telephone Number, Including Area	(I.R.S. Employer
Incorporation or Organization)	Code, of Registrant’s Principal Executive Offices)	Identification Number)
Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel
Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067
(310) 553-6262
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies To:
John J. Hentrich, Esq.
John D. Tishler, Esq.
Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 200
San Diego, California 92130-2006
(858) 720-8900
               Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.
               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
               If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
               If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
               Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TERMINATION OF REGISTRATION
               On November 16, 2001, Northrop Grumman Corporation filed this Registration Statement on Form S-3, Registration No. 333-73484, pertaining to its Debt Securities, Preferred Stock, $1.00 par value, Common Stock, $1.00 par value, Warrants to Purchase Debt Securities, Warrants to Purchase Equity Securities, Stock Purchase Contracts, and Stock Purchase Units, with the SEC pursuant to Rule 462(b) under the Securities Act of 1933, as amended.
               The offering contemplated by the Registration Statement has terminated. In accordance with an undertaking made by the undersigned Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remained unsold at the termination of the offering.
SIGNATURES
               Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 29, 2008.

NORTHROP GRUMMAN CORPORATION
By:	/s/ Mark Rabinowitz
Mark Rabinowitz
Corporate Vice President and Treasurer